Exhibit 4.6
Execution Version

Certain identified information has been excluded from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because the Registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***].”

REGISTRATION RIGHTS AGREEMENT
BY AND BETWEEN
ANTHROPIC, PBC
AND
BROADCOM INC.
DATED AS OF JUNE 8, 2026

Exhibit A	Form of Joinder to Registration Rights Agreement
i

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 8, 2026 (the “Effective Date”), is made by and between Anthropic, PBC, a Delaware public benefit company (the “Company”), and Broadcom Inc., a Delaware corporation (“Investor”), on behalf of itself and any of its controlled Affiliates that hold or acquire Conversion Shares (collectively, “Broadcom”). Capitalized terms not otherwise defined herein have the meaning given them in the 2026 Note Purchase Agreement (as defined below).
RECITALS
WHEREAS, the Company and the Investor have entered into [***], and that certain Note Purchase Agreement (the “2026 Note Purchase Agreement”, and [***]), dated as of March 31, 2026 (the “2026  NPA Effective Date”), in each case, pursuant to which the Company may from time to time, and in one or more draws, issue Convertible Notes (the “Notes”) to the Investor.
WHEREAS, any Notes issued may be converted from time to time into Conversion Shares ([***]), which may include (a) before the occurrence of a Liquidity Event, shares of the Company’s preferred stock and (b) following the occurrence of a Liquidity Event, shares of the Company’s N-Class Common Stock ([***]).
WHEREAS, pursuant to the 2026 Note Purchase Agreement, in certain circumstances the Notes may be converted to voting stock of the Company and transferred as “Transfer Stock” as such term is defined and used therein.
WHEREAS, in the event that the Investor converts any or all of the Notes in connection with or following the occurrence of a Liquidity Event, the terms of this Agreement shall govern certain of the Investor’s rights with respect to the Conversion Shares received upon such conversion.
NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
Definitions
Section 1.01Certain Definitions. As used in this Agreement, the following terms have the following meanings:
“Affiliate” means, with respect to any Person, any other Person who, as of the relevant time for which the determination of affiliation is being made, directly or indirectly controls, is controlled by or is under common control with such Person; provided, however, the Company and each Subsidiary of the Company shall be deemed not to be an Affiliate of Broadcom. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“2026 NPA Effective Date” has the meaning set forth in the recitals.
“Agreement” has the meaning set forth in the preamble.
“Blackout Notice” has the meaning set forth in Section 2.03(c)
“Blackout Period” has the meaning set forth in Section 2.03(c).
“Broadcom” has the meaning set forth in the preamble.

“Broadcom Related Persons” means the Investor and its Affiliates, and each of the foregoing’s respective current or former officers, directors, employees, equityholders and partners.
“Board” means the Board of Directors of the Company.
“Business Day” means any day that is not a Saturday, a Sunday or other day on which banking institutions are authorized or obligated by law to be closed in New York, New York.
“Claims” has the meaning set forth in Section 2.10(a).
“Company” has the meaning set forth in the preamble.
“Conversion Shares” has the meaning set forth in the recitals and, for the avoidance of doubt, includes securities issued upon conversion of Notes issued pursuant to the [***] and the 2026 Note Purchase Agreement.
“Demand Period” has the meaning set forth in Section 2.02(b).
“Demand Registration” means a Registration effected pursuant to Section 2.02.
“Demand Registration Statement” has the meaning set forth in Section 2.02(a).
“Demand Request” has the meaning set forth in Section 2.02(a).
“Effective Date” has the meaning set forth in the preamble.
“Effective Period” means (i) in the case of a Demand Registration Statement, the Demand Period and (ii) in the case of a Shelf Registration Statement, the Shelf Period.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.
“Existing IRA” means that certain Amended & Restated Investor Rights Agreement, dated as of January 27, 2026, by and among the Company and the Investors named therein, as in effect on the 2026 NPA Effective Date.
“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.
“Registrable Securities” means (i) (A) the Conversion Shares, if the N-Class Common Stock is then listed on the New York Stock Exchange (the “NYSE”), the Nasdaq Stock Market (the “Nasdaq”) or another nationally recognized securities exchange, or (B) shares of Transfer Stock (as defined in, and as used in, the 2026 Note Purchase Agreement) if the N-Class Common Stock is not listed on the NYSE, the Nasdaq or another nationally recognized securities exchange and the Transfer Stock is so listed, in each case, that are issuable or issued upon or following conversion of the Notes, other than in the case of each of clauses (A) and (B) shares for which registration rights have terminated pursuant to this Agreement and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which such person’s rights under this Agreement are not assigned. Notwithstanding the foregoing, Conversion Shares or other securities shall only be treated as Registrable Securities if and so long as (A)

they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(a)(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the holder thereof is entitled to exercise any right provided in Article II. For the avoidance of doubt, (X) the term “Registrable Securities” shall not include the Notes themselves and the Company shall have no obligation to register the resale of the Notes and (Y) the term “Registrable Securities” shall not include any shares of N-Class Common Stock if that class or series of capital stock is not listed on a nationally recognized securities exchange and the Company shall have no obligation to register the resale of N-Class Common Stock unless such class or series of capital stock is listed on a nationally recognized securities exchange (it being understood that, in such case, Section 2.2(i) of the 2026 Note Purchase Agreement shall apply). In the event that the N-Class Common Stock is not the class or series of capital stock listed on a nationally recognized securities exchange, the term “Registrable Securities” is intended to include only that class or series of Common Stock into which the N-Class Common Stock is convertible pursuant to the terms of the Company’s Amended & Restated Certificate of Incorporation, as contemplated by Section 2.2(i) of the 2026 Note Purchase Agreement.
“Registration” means a registration with the SEC of the applicable securities for offer and Sale under a Registration Statement. The terms “Register” and “Registered” shall have correlative meanings.
“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.
“Representatives” means, as to any Person, such Person’s directors, members, partners, managers, officers, employees, agents and other representatives, in each case to the extent acting in their capacity as such.
“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.
“Sale” means the direct or indirect transfer, sale, assignment, exchange or other disposition of a security. The terms “Sell”, “Selling” and “Sold” have correlative meanings.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.
“Shelf Period” has the meaning set forth in Section 2.01(b).
“Shelf Registration Statement” means a Registration Statement on Form S-3 of the Company filed with the SEC for an offering to be made on a continuous basis pursuant to Rule 415 (or any successor provision) under the Securities Act covering Registrable Securities.
“Shelf Take-Down” has the meaning set forth in Section 2.01(b).
“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board or other Persons performing similar functions are at the time directly or indirectly owned by such Person.
“Takedown Prospectus Supplement” has the meaning set forth in Section 2.01(a).
“Takedown Request” has the meaning set forth in Section 2.01(a).

“Transfer” means, with respect to any Registrable Securities, a direct or indirect transfer, sale, short sale, exchange, grant of an option to purchase or other disposal of such Registrable Securities or entry into a swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Stock, whether such transaction is to be settled by delivery of Registrable Securities or other securities, in cash or otherwise; provided that, notwithstanding anything to the contrary herein, in no event shall this Agreement restrict Transfers of securities of the Investor.
“Transferred” shall have a correlative meaning.
“Transferee” has the meaning set forth in Section 3.03.
“Underwritten Offering” has the meaning set forth in Section 2.03(d).
“Underwritten Offering Notice” has the meaning set forth in Section 2.03(d).
Section 1.02Interpretation.
(a)Unless the context of this Agreement otherwise requires:
(i)the heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof;
(ii)(A) words of any gender include each other gender and neuter form; (B) words using the singular or plural number also include the plural or singular number, respectively; (C) derivative forms of defined terms will have correlative meanings; (D) the terms “hereof”, “herein”, “hereby”, “hereto”, “herewith”, “hereunder” and derivative or similar words refer to this entire Agreement; (E) the terms “Article”, “Section” and “Exhibit” refer to the specified Article, Section or Exhibit of this Agreement and references to “subparagraphs” or “clauses” shall be to separate subparagraphs or clauses of the Section or subsection in which the reference occurs; (F) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and (G) the word “or” shall be disjunctive but not exclusive;
(iii)any law defined or referred to in this Agreement or in any agreement or instrument that is referred to herein means such law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor laws and the related regulations thereunder and published interpretations thereof, and references to any contract or instrument are to that contract or instrument as from time to time amended, modified or supplemented;
(iv)references to any federal, state, local, or foreign statute or law shall include all regulations promulgated thereunder; and
(v)references to any Person include references to such Person’s successors and permitted assigns.
(b)The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. The parties hereto acknowledge that each party hereto and its attorney has reviewed and participated in the drafting of this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.
(c)Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d)When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.
(e)The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.
(f)The term “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.
(g)Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act.
ARTICLE II
Registration Rights
Section 2.01Shelf Registration
(a)Notwithstanding whether the Company has filed a Demand Registration Statement pursuant to Section 2.02, beginning on the period starting upon the Company’s eligibility to effect registrations on Form S-3, the Company shall use reasonable best efforts to (as promptly as reasonably practicable and, in any event, within 60 days) file a Shelf Registration Statement permitting the resale from time to time on a delayed or continuous basis pursuant to Rule 415 of the Securities Act by Investor of the Registrable Securities, which shall be filed as an automatically effective Registration Statement if the Company is then eligible for such filing, and use reasonable best efforts to cause such Shelf Registration Statement to become effective (as promptly as reasonably practicable and, in any event, within 60 days in the case of a Registration Statement on Form S-3) and thereafter keep it effective (including by renewing or refiling upon expiration) until the expiration of the Shelf Period (as defined below); provided, however, that the Company shall not be obligated to effect such registration: (i) if Form S-3 is not available for such offering by Broadcom; (ii) if the Company shall furnish to Broadcom a certificate signed by the President of the Company stating that, in the good faith judgment of the Board, it would be seriously detrimental to the Company and its holders of capital stock for such Shelf Registration Statement to be effected at such time, in which case the Company shall have the right to defer the filing of the Shelf Registration Statement for a period commencing on the date of receipt of the certificate and ending not more than one-hundred twenty (120) days thereafter; provided, however, that the Company may not utilize this right more than once in any twelve-month period or (iii) during the period ending sixty (60) days after the effective date of a registration statement subject to Section 1.3 of the Existing IRA (provided, however, that the Company may not enforce the limitation described in clause (iii) of this proviso more than once in any twelve-month period). Thereafter, the Company shall, as promptly as reasonably practicable following the written request of Investor for a resale of Registrable Securities (a “Takedown Request”), file a prospectus supplement or an amendment (a “Takedown Prospectus Supplement”) to such Shelf Registration Statement filed under Rule 424 promulgated under the Securities Act as may be necessary to enable resales of the Registrable Securities pursuant to Investor’s intended method of distribution thereof, and if such Takedown Prospectus Supplement is not automatically effective upon filing, shall, subject to the terms of this Article I, use its reasonable best efforts to cause such Takedown Prospectus Supplement to be declared effective under the Securities Act promptly after the filing thereof and, if required, to qualify under the “blue sky” laws of such jurisdictions as Investor or any underwriter reasonably requests, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act. Each Takedown Request shall specify the Registrable Securities to be Registered, their aggregate amount, and the intended method or methods of distribution thereof.

(b)The Company shall use its reasonable best efforts to keep any Shelf Registration Statement filed pursuant to Section 2.01(a) continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Investor to effect an offering of all or a portion of its Registrable Securities (such offering, a “Shelf Take-Down”) until the date as of which Investor no longer has any Registrable Securities (such period of effectiveness, the “Shelf Period”).
Section 2.02Demand Registration.
(a)At any time following a Liquidity Event resulting in the listing of securities of the Company on the NYSE, Nasdaq or another nationally recognized securities exchange, the Company shall use reasonable best efforts to (as promptly as reasonably practicable and, in any event, within 60 days) following the written request of Broadcom for Registration under the Securities Act of all or part of Broadcom’s Registrable Securities (a “Demand Request”), file a Registration Statement with the SEC (a “Demand Registration Statement”) with respect to resales of the Registrable Securities pursuant to Broadcom’s intended method of distribution thereof, and shall, subject to the terms of this Article II, use its reasonable best efforts to cause such Demand Registration Statement to be declared effective under the Securities Act (as soon as practicable after such filing) and, if required, to qualify under the “blue sky” laws of such jurisdictions as Broadcom or any underwriter reasonably requests, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; provided, that such Demand Registration Statement shall be filed on an appropriate form under the Securities Act for the type of offering contemplated by Broadcom, it being agreed and understood that if Form S-3 is not available for the Demand Registration Statement, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available. Each Demand Request shall specify the Registrable Securities to be Registered, their aggregate amount, and the intended method or methods of distribution thereof.
(b)The Company shall be deemed to have effected a Demand Registration for purposes of this Section 2.02 if the Demand Registration Statement becomes effective by the SEC and remains effective until the earlier of (i) 90 days after the effective date or (ii) such time as all Registrable Securities covered by such Registration Statement have been Sold or withdrawn in accordance with this Section 2.02, or if such Registration Statement relates to an Underwritten Offering (as defined below), such longer period as, in the opinion of outside legal counsel for the underwriter or underwriters, a Prospectus is required by law to be delivered in connection with Sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”); provided that (i) if, during the Demand Period, such Registration or the successful completion of the relevant Sale is prevented by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court of competent jurisdiction, or a Blackout Period or the need to update or supplement the Registration Statement, the Demand Period shall be extended on a day-for-day basis by the number of days such Registration or successful completion is prevented and (ii) no Demand Registration shall be deemed to have been effective for purposes of Section 2.03(a) and Section 2.04 if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with any Underwritten Offering pursuant to such Demand Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by Broadcom.
Section 2.03Registration Obligations.
(a)Notwithstanding anything to the contrary set forth in Section 2.01 or Section 2.02, the Company shall not be obligated to prepare, file and cause to become effective (i) more than one Demand Registration Statement for every $5.0 billion of Notes issued or (ii) any Demand Registration Statement in respect of Registrable Securities if the expected aggregate offering price of the Sale thereof is less than $500,000,000 (unless, in the case of the foregoing clause (ii), Broadcom is proposing to Sell all of its remaining Registrable Securities). Notwithstanding the foregoing, such limitations shall only apply to the extent that the number of shares of Registrable Securities actually sold by Broadcom are not cut back at all pursuant to the provisions of Section 2.05.
(b)Any Takedown Request or Demand Request may be revoked by notice from Broadcom to the Company at any time prior to the effective date of the corresponding Takedown Prospectus Supplement or Demand Registration Statement; provided that Broadcom reimburses the Company for all reasonable and documented out-of-pocket expenses incurred by the Company in connection with such revoked Takedown Request or Demand Request (other than any expenses incurred by the Company in connection with a Takedown Request or Demand Request revoked by Broadcom in connection with a Blackout Period, at a time one or more executive officers of the Company has determined the Company is entitled to impose a Blackout Period as set forth in Section 2.03(c), or if at the time of such revocation, Broadcom has (i) learned of a material adverse change in the condition, business, or prospects of the Company that was not known to Broadcom at the time of its request and (ii) withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change). Notwithstanding the foregoing, Broadcom may revoke, modify or withdraw any Takedown Request or Demand Request if pursuant to Section 2.05 hereof, the amount of Registrable Securities that Broadcom is able to sell must be cut back below 50% of the number of Registrable Securities that the underwriters of any Underwritten Offering advise may be sold without jeopardizing the success of the offering; in which case, the obligation of Broadcom to reimburse the Company shall not apply.
(c)Notwithstanding the foregoing, if the Company shall furnish to Broadcom a certificate (a “Blackout Notice”) signed by the President of the Company stating that, in the good faith judgment of the Board, it would either, as the case may be, (i) be seriously detrimental to the Company and its holders of capital stock for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, or (ii) it would be seriously detrimental to the Company and its holders of capital stock for an Underwritten Offering to be effected at such time, in which case the Company shall have the right to defer the filing of such Registration Statement for a period commencing on the date of receipt of the request and ending on the earlier of the date that is (A) [***] Business Days following the filing date of the Company’s next quarterly report pursuant to Section 13 or 15(d) of the Exchange Act and (B) [***] days after receipt of the request of Broadcom or defer the Underwritten Offering for a period commencing on the date of receipt of the request and ending on the earlier of the date that is (A) [***] Business Days following the filing date of the Company’s next quarterly report pursuant to Section 13 or 15(d) of the Exchange Act and (B) [***] days after receipt of the request of the Underwritten Offering Notice, as the case may be (in each case, a “Blackout Period”); provided, however, that the Company may not utilize such right more than once in the case of a registration pursuant to Section 2.02 hereof.
(d)At any time after the Shelf Registration Statement required pursuant to Section 2.01 becomes effective, or as part of a Demand Request in accordance with Section 2.02, Broadcom may deliver a written notice to the Company (the “Underwritten Offering Notice”) specifying that the Sale of some or all of the Registrable Securities subject to such Shelf Registration Statement or Demand Registration Statement is intended to be conducted through an underwritten offering (the “Underwritten Offering”); provided, however, that Broadcom may not, without the Company’s prior written consent, (i) launch an Underwritten Offering the anticipated aggregate offering price of which is expected to be less than $500,000,000 (unless Broadcom is proposing to Sell all of its remaining Registrable Securities), (ii) launch more than three Underwritten Offerings in any 12-month period or (iii) launch an Underwritten Offering if the Company has furnished to Broadcom a Blackout Notice. For purposes of this Agreement, an “Underwritten Offering” may include a transaction that is structured as a “underwritten block trade” or bought deal, but in each case, solely to the extent that the parties are required to execute an underwriting agreement providing for indemnification to such underwriters (a “Block Trade”). The Company shall, subject to the other provisions of this Agreement, use reasonable best efforts to facilitate such Block Trade.
(e)In the event of an Underwritten Offering that is part of a Demand Request in accordance with Section 2.02, the Company shall select the managing underwriter(s) to administer the Underwritten Offering; provided that the choice of such managing underwriter(s) shall be subject to the consent of Broadcom, which consent is not to be unreasonably withheld, delayed or conditioned. The Company and Broadcom will enter into an underwriting agreement in customary form for the sale of shares by a non-affiliated stockholder with the managing underwriter or underwriters selected for such offering, provided that the Company (and not Broadcom) shall be responsible for expense reimbursement to the underwriters, indemnification (except indemnification with respect to the Broadcom Provided Information and other customary exclusions) and contribution requirements.
(f)If, pursuant to Section 2.03(c), the Company defers any Registration of Registrable Securities in response to an Underwritten Offering Notice, Broadcom shall be entitled to withdraw such Underwritten Offering Notice and if it does so, such request shall not be treated for any purpose as the delivery of an Underwritten Offering Notice pursuant to Section 2.03(d).

Section 2.04Company Registration. If on or following a Liquidity Event resulting in the listing of securities of the Company on the NYSE, Nasdaq or another nationally recognized securities exchange (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for holders of capital stock other than Broadcom, including the Existing IRA Initial Shelf) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than (1) a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, (2) a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or (3) any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give Broadcom written notice of such registration. Upon the written request of Broadcom given within 20 days after mailing of such notice by the Company, the Company shall, subject to compliance with the cut back provisions of the Existing IRA and Section 2.05 hereof, cause to be registered under the Securities Act all of the Registrable Securities that Broadcom has requested to be registered.
Section 2.05Cutbacks. If the total amount of securities, including Registrable Securities, requested by holders of capital stock to be included in any Underwritten Offering (including any offering effected as an Underwritten Offering pursuant to Section 2.04 hereof) exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering. The securities so included shall be apportioned pro rata among the selling security holders according to the total amount of securities entitled to be included therein owned by each selling security holder (or in such other proportions as shall mutually be agreed to by such selling security holders), subject to the provisions of Section 1.8 of the Existing IRA; provided, that, in accordance with the terms of [***], any securities held by a Founder (as such term is defined in the Existing IRA) shall not be included if any securities held by Broadcom are excluded. For purposes of this section concerning apportionment, for any selling security holder which is a holder of securities and which is a partnership or corporation, the partners, retired partners and holders of capital stock of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling security holder,” and any pro-rata reduction with respect to such “selling security holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling security holder,” as defined in this sentence.
Section 2.06Rule 144.
(a)With a view to making available the benefits of Rule 144 to Broadcom, at any time following a Liquidity Event, the Company agrees that, for so long as Broadcom owns Registrable Securities, Broadcom has the right to convert the Notes into Registrable Securities or the Company has any obligation to issue Notes under [***], the Company will use its reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for an initial public offering for so long as the Company remains subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and (iii) following the date of this Agreement, for so long as Broadcom owns any Registrable Securities, Broadcom has the right to convert the Notes into Registrable Securities or the Company has any obligation to issue Notes under [***], furnish to Broadcom upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act (at any time after 90 days after the effective date of the first registration statement filed by the Company for an initial public offering).
(b)For so long as Broadcom owns Registrable Securities, Broadcom has the right to convert the Notes into Registrable Securities or the Company has any obligation to issue Notes under [***], the Company will use reasonable best efforts to take such further necessary action as any holder of Registrable Securities may reasonably request in connection with the removal of any restrictive legend on the Registrable Securities being Sold, all to the extent required from time to time to enable Broadcom to Sell the Registrable Securities without Registration under the Securities Act within the limitations of the exemption provided by Rule 144.

Section 2.07Registration Procedures.
(a)In connection with each Registration Statement prepared pursuant to this Article II pursuant to which Registrable Securities will be offered and Sold, and in accordance with the intended method or methods of distribution of the Registrable Securities as described in such Registration Statement, the Company shall:
(i) Prepare and file with the SEC one or more Registration Statements with respect to such Registrable Securities, which Registration Statements shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by such form to be filed therewith, and use its best efforts to cause such registration statement to become effective, and, upon the request of the Investor, keep such Registration Statement effective for up to 120 days, or until the distribution described in such Registration Statement is completed, if earlier (unless this Agreement otherwise provides); provided that before filing a Registration Statement, the Company shall furnish to one or more legal counsel selected by Broadcom draft copies of all such documents proposed to be filed at least five Business Days prior to such filing, which documents will be subject to the reasonable review and comment of Broadcom and its agents and Representatives and the underwriters, if any, and the Company shall not file any Registration Statement to which Broadcom or the underwriters, if any, shall reasonably object.
(ii)Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement for up to 120 days, or until the distribution described in such registration statement is completed, if earlier (unless this Agreement otherwise provides); provided that before filing such amendments and supplements to such Registration Statement or prospectus, the Company shall furnish to one or more legal counsel selected by Broadcom draft copies of all such documents proposed to be filed at least three Business Days prior to such filing, which documents will be subject to the reasonable review and comment of Broadcom and its agents and Representatives and the underwriters, if any, and the Company shall not file any such amendments and supplements to which Broadcom or the underwriters, if any, shall reasonably object.
(iii)Furnish to Broadcom such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
(iv)Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Broadcom; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.
(v)In the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including customary representations and warranties, covenants, indemnities and other agreements, with the managing underwriter of such offering.
(vi)Notify Broadcom at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days.

(vii)Cause all such Registrable Securities registered pursuant hereunder to be listed on each nationally recognized securities exchange on which similar securities issued by the Company are then listed.
(viii)Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
(ix)Use its reasonable best efforts to furnish, at the request of Broadcom, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, (A) an opinion and negative assurance letter, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an Underwritten Offering, addressed to the underwriters and (B) a comfort letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an Underwritten Offering, addressed to the underwriters.
(b)Broadcom shall furnish to the Company in writing such information regarding the Registrable Securities held by Broadcom and its intended method of distribution of the Registrable Securities as the Company may from time to time reasonably request in writing in order for the Company to comply with its obligations under all applicable securities laws and to ensure that the Prospectus relating to such Registrable Securities conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder, provided that such information shall be limited to the Broadcom Provided Information. Broadcom shall promptly notify the Company of any inaccuracy or change in the Broadcom Provided Information previously furnished by Broadcom to the Company or of the occurrence of any event relating to the Broadcom Provided Information, in either case as a result of which any Prospectus relating to the Registrable Securities contains or would contain an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly furnish to the Company any additional information (limited to the Broadcom Required Information) required to correct and update any previously furnished Broadcom Provided Information or required so that such Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(c)In the case of any Underwritten Offering, or in the case of a Registration under Section 2.04 if the Company has entered into an underwriting agreement in connection therewith, all shares of Registrable Securities to be included in such offering or Registration, as the case may be, shall be subject to the applicable underwriting agreement and no Person may participate in such offering or Registration unless such Person agrees to Sell such Person’s securities on the basis provided therein and completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be reasonably requested to offer or Register such Person’s Registrable Securities.
Section 2.08No Inconsistent Agreements or Lock-up Waivers. Subsequent to the date of this Agreement, to the extent the Company provides new or amends any existing registration rights to or of its other securityholders (including existing and new holders of equity, equity-linked or debt securities), the Company agrees to offer to Broadcom to amend the registration rights provided to Broadcom hereunder to be at least as favorable to such new or amended registration rights, it being agreed and understood that the Company shall not be required to offer to amend (nor have any obligation to amend) Broadcom’s rights under this Agreement pursuant to this Section 2.08 as a result of the Company’s provision of Permitted Rights (as defined below). The Company further agrees that, except as provided for above and the Company’s provision of Permitted Rights, it will not provide new registration rights to its other securityholders in a manner that is materially adverse to Broadcom with respect to (i) priority in any cutback in an Underwritten Offering, (ii) priority of filing of or completing any Demand Registration Statement, Shelf Registration Statement, Demand Registration or Shelf Take-Down, or (iii) the number of Demand Registrations or underwritten Shelf Take-Downs, in each case without the prior written consent of Broadcom (not to be unreasonably withheld, delayed or conditioned). Furthermore, to the extent that the Company directly or indirectly (including any underwriter instructed by the Company), waives or limits the application of any lock-up or similar restrictive agreement entered into by any other stockholder of the Company in connection with any

Registration or the Company or any underwriter consents in writing to any Transfer of Common Stock by another Stockholder of the Company during any lock-up or similar restrictive period, Broadcom shall be entitled to the same waiver or limitation in respect of its proportionate shareholding based on the aggregate amount of Conversion Shares issued or issuable at such time; provided that Broadcom shall have no such entitlement to the extent such waivers or limitations are granted (A) solely to the Company’s employees or (B) solely to holders of less than [***] percent ([***]%) of the Company’s Common Stock, provided that, in the case of each clause (A) and (B) (i) none of the Founders or the Company’s directors or officers, or their respective family members or controlled-entities, benefit from such waivers and (ii) the aggregate amount of shares subject to such waivers or limitations does not exceed [***] shares during any 12-month period. For purposes of this Section 2.08, “Permitted Rights” means (i) registration rights materially consistent with the terms of the Existing IRA in connection with the Company’s future equity financings raising cash proceeds, (ii) piggyback registration rights materially consistent with Section 1.3 of the Existing IRA in connection with new issuances of the Company’s securities, or (iii) resale registration rights materially consistent with Section 1.4 of the Existing IRA in connection with future acquisitions or other strategic transactions entered into by the Company.
Section 2.09Registration Expenses. In connection with any Registration and Sale of any Registrable Securities by Broadcom, the Company shall bear all expenses, other than underwriting discounts and commissions incurred in connection with Registrations, filings or qualifications pursuant to Section 2.01 and Section 2.02, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for Broadcom shall be borne by the Company; provided, however, that the amount of fees and expenses of such counsel to Broadcom payable by the Company in connection with each such registration or Shelf Take-Down shall not exceed [***], and that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.01 and Section 2.02 if the registration request is subsequently withdrawn at the request of Broadcom; provided further, however, that if at the time of such withdrawal, Broadcom (x) has learned of a material adverse change in the condition, business, or prospects of the Company that was not known to Broadcom at the time of its request and (y) have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then Broadcom shall not be required to pay any of such expenses and shall not forfeit any rights pursuant to Section 2.01 and Section 2.02. In connection with any transaction in which the Company has an obligation to reimburse expenses under the Existing IRA, Broadcom shall not be obligated to use counsel selected or reimbursed thereunder, and no provision of the Existing IRA shall limit in any way the reimbursement obligations hereunder.
Section 2.10Indemnification; Contribution.
(a)To the extent permitted by law, the Company will indemnify and hold harmless Broadcom, the officers, directors and security holders of Broadcom, legal counsel and accountants for Broadcom, any underwriter (as defined in the Securities Act) for Broadcom and each person, if any, who controls Broadcom or any underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to Broadcom or any underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with the Broadcom Provided Information (as defined below) furnished to the Company by Broadcom or any Representative of Broadcom, it being understood and agreed that, unless otherwise provided in the applicable underwriting agreement, the only such information furnished by Broadcom or any Representative of Broadcom consists of the number of shares of Common Stock owned by Broadcom, the number of Registrable Securities proposed to be Sold by Broadcom, the name and address of Broadcom and the method of distribution proposed by Broadcom (the “Broadcom Provided Information”).
(b)To the extent permitted by law, Broadcom will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with Broadcom Provided Information; and Broadcom will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 2.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Broadcom, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this Section 2.10(b) exceed the net proceeds from the offering received by Broadcom, except in the case of willful fraud by Broadcom.
(c)Promptly after receipt by an indemnified party under this Section 2.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.
(d)If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution by Broadcom under this Section 2.10(d) exceed the net proceeds from the offering received by Broadcom, except in the case of willful fraud by Broadcom. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.10(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 2.10(d).

(e)Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(f)The obligations of the Company and Broadcom under this Section 2.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise shall survive the termination of this Agreement.
ARTICLE III
Miscellaneous
Section 3.01Term. This Agreement will be effective as of the date hereof. This Agreement (other than Section 2.09 and Section 2.10, and this Article III, which shall survive the expiration or termination of this Agreement indefinitely) shall terminate automatically upon the earliest to occur of (i) such time as no Registrable Securities are held by Broadcom or any Transferee and (ii) and the date that is nine (9) months after the latest Maturity Date of any outstanding Note issued under the 2026 Note Purchase Agreement.
Section 3.02Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and Broadcom. No failure or delay by the Company or Broadcom in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.
Section 3.03Successors, Assigns and Transferees. The rights and obligations hereunder shall not be assignable by any party hereto without the prior written consent of the other party hereto; provided that, subject to the execution of a joinder agreement substantially in the form of Exhibit A, Broadcom may assign its rights and obligations hereunder to any of the following Transferees, or cause any such Transferee to become an additional party to this Agreement and also benefit from the provisions hereof as an additional Investor: any Person to whom any Notes may be transferred under [***], including without limitation (a) Affiliates over which Broadcom exercises control, or (b) subject to the Company’s written consent (not to be unreasonably withheld), any other Person (any such transferee in such Transfer, a “Transferee”); provided that no such assignment shall release such assigning party from any liability or obligation under this Agreement. Any attempted assignment of rights or obligations in violation of this Section 3.03 shall be null and void ab initio. For the avoidance of doubt, any such Transferee shall be subject to the restrictions in this Section 3.03. In the event that Broadcom for purposes of this Agreement consists of more than one affiliated entity, the Company shall not be liable for any losses, costs or expenses arising directly or indirectly from the Company’s good faith reliance upon and compliance with instructions from any entity constituting Broadcom, including in the event that such instructions conflict with or are inconsistent with any separate written instructions. If following an Event of Default (as defined in the applicable Note Purchase Agreement) any Notes or Registrable Securities are transferred to a Person that is not an Affiliate of Broadcom, and in the reasonable judgment of Broadcom the operational mechanics of this Agreement become impracticable, the Company shall enter into an amendment to this registration rights agreement to facilitate the addition of holders of Notes and/or Registrable Securities that provides for (a) substantially the same registration rights, indemnification rights and obligations, registration procedures and support in resales effected hereunder to such holders; (b) no substantial additional obligations on the Company other than those that are administrative and/or procedural in nature and (c) such other changes as are reasonable and customary to reflect a single registration rights agreement involving rights granted to unaffiliated parties.
Section 3.04Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein, unless the severance of such provision could be in opposition to the parties’ intent with respect to such provision or the economic or legal substance of the transactions contemplated hereby would be affected in any manner materially adverse to any party hereto, in which case the parties will negotiate revisions to this Agreement to preserve as nearly as possible or nearly as practicable the economic or legal substance of such invalid, illegal or unenforceable provision.
Section 3.05Counterparts; Electronic Signatures. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement. Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes. The parties hereto hereby agree that this Agreement may be executed by way of electronic signatures and that the electronic signature has the same binding effect as a physical signature. For the avoidance of doubt, the parties hereto further agree that this Agreement, or any part thereof, shall not be denied legal effect, validity or enforceability solely on the ground that it is in the form of an electronic record.
Section 3.06Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) and the other Transaction Documents, as applicable, constitute the entire agreement among the parties hereto or to which they are subject and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of the transactions contemplated hereby and thereby.
Section 3.07Governing Law. This Agreement and any related agreements shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.
Section 3.08Consent to Jurisdiction. The parties (a) hereby irrevocably and unconditionally submit to the exclusive jurisdiction and venue of the courts of the State of New York sitting in New York County, borough of Manhattan, and of the United States District Court of the Southern District of New York sitting in New York County, Borough of Manhattan, and any appellate court from any thereof, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in such New York courts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
Section 3.09WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS PROVISION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
Section 3.10Specific Performance. The parties hereto agree that irreparable damage may occur if any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to seek an injunction or injunctions or other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court set forth in Section 3.08 in addition to any other remedy to which they are entitled at law or in equity.
Section 3.11Third-Party Beneficiaries. Except for any Person expressly entitled to indemnification rights under this Agreement, nothing in this Agreement shall confer any rights upon any Person other than (a) the parties hereto and (b) each such party’s respective heirs, successors and permitted assigns, all of whom shall be third-party beneficiaries of this Agreement. Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via e-mail (so long as the sender of such email does not receive an automatic reply from the recipient’s email server indicating that the recipient did not receive such email), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:

Anthropic, PBC
[***]

with a copy (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP
[***]

If to Broadcom, to:

Broadcom Inc.
[***]

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
[***]
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

Anthropic, PBC

By:	/s/ Krishna Rao
	Name:	Krishna Rao
	Title:	Chief Financial Officer
[Signature Page to the Registration Rights Agreement]

Broadcom Inc.

By:	/s/ Mark Brazeal
	Name:	Mark Brazeal
	Title:	Chief Legal and Corporate Affairs Officer
[Signature Page to the Registration Rights Agreement]

EXHIBIT A
FORM OF JOINDER TO REGISTRATION RIGHTS AGREEMENT
This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Registration Rights Agreement, dated as of June 8, 2026 (as may be amended from time to time, the “Registration Rights Agreement”), by and between Anthropic, PBC, a Delaware public benefit corporation (the “Company”), and Broadcom, a Delaware corporation. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Registration Rights Agreement.
The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Registration Rights Agreement as of the date hereof and shall have all of the rights and obligations of “Investor” thereunder (and share such rights and obligations with any other Investor thereunder) as if it had executed the Registration Rights Agreement on the date thereof and hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement.
IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
Date:      _______, __

[●].

By:
Name:
Title:

Address for notices: [_]
Attention: [_]
Telephone: [_]
Email: [_]